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                                                                    EXHIBIT 10.9

                        BARRIER HEALTH TECHNOLOGIES INC.

                       RESTRICTED STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made as of February 20, 2002 by and between BARRIER HEALTH TECHNOLOGIES INC., a Delaware corporation (the "Company") and Charles Nomides (the "Purchaser").

         The parties agree as follows:

         1. Sale of Stock. The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase an aggregate of 150,000 shares of the Company's Common Stock, par value $0.0001 per share at a purchase price of $.001 per share (the "Shares"), for an aggregate purchase price of $150.00 (the "Purchase Price").

         2. Payment of Purchase Price. The payment of the purchase price shall be by cash, check, contribution of property, cancellation of indebtedness or by promissory note in a form approved by the Board of Directors of the Company.

         3.       Repurchase Option.

                  (a) Subject to the provisions of Section 4 below, in the event of any voluntary or involuntary termination of Purchaser's employment by, or services to, the Company for any or no reason (including death or disability) before all of the Shares are released from the Company's Repurchase Option (as defined below), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company), have an irrevocable, exclusive option, but not the obligation, for a period of ninety (90) days from such date to repurchase all or any portion of the unreleased Shares (pursuant to Section
4) at such time (the "Repurchase Option") at the original purchase price per share (the "Repurchase Price"). The Repurchase Option shall be exercisable by the Company by written notice to the Purchaser or the Purchaser's executor and shall be exercisable, at the Company's option (i) by delivery to the Purchaser or the Purchaser's executor with such notice of a check in the amount of the purchase price for the Shares being repurchased, (ii) by cancellation by the Company of an amount of the Purchaser's indebtedness, if any, to the Company equal to the purchase price for the Shares being repurchased or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the Repurchase Price times the number of shares to be repurchased (the "Aggregate Repurchase Price"). Upon delivery of such notice and the payment of the Aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company. The Repurchase Option set forth in this Section may be assigned by the Company in whole or in part in its sole and unfettered discretion.

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                  (b)      In the event of any stock dividend, stock split,
recapitalization or other change affecting the Company's outstanding common stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Option, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Option in order to reflect the effect of any such transaction upon the Company's capital structure; provided, however, that the aggregate Purchase Price shall remain the same.

         4. Release of Shares From Repurchase Option. The Shares shall be released from the Repurchase Option as follows:

                  (a) Twenty-five percent (25%) of the Shares shall be released from the Repurchase Option as of the date Purchaser commences employment with the Company.

                  (b) One fortieth (1/40) of the Shares shall be released from the Repurchase Option on the last business day of each full calendar month during all of which the Purchaser was an employee of the Company, a consultant to the Company, a member of the Company's Board of Directors or an officer of the Company beginning six (6) months after Purchaser commences employment with the Company.

         5. Restriction on Transfer. None of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any manner until the release of such Shares from the Repurchase Option in accordance with the provisions of this Agreement.

         6. Company's Right of First Refusal. Before any Shares held by Purchaser or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

                  (a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee");
(iii) the number of Shares to be transferred to each Proposed Transferee (the "Offered Shares"); and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares at the offered Price to the Company or its assignee(s).

                  (b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all or any of the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

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                  (c)      Purchase Price. The purchase price ("Purchase Price")
for the Offered Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

                  (d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a prior of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

                  (e) Holder's Right to Transfer. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this
Section 6, then the Holder may sell or otherwise transfer such Offered Shares or the remaining Offered Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within forty-five (45) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Offered Shares purchased by such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

                  (f) Exception for Certain Transfers. Notwithstanding anything to the contrary contained in this Section 6, the Company's right of first refusal shall not be applicable provided the Purchaser receives prior written consent from the Company to (i) a gratuitous transfer of the Shares made to the Purchaser's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Purchaser or the Purchaser's spouse or issue,
(ii) a transfer of title to the Shares effected pursuant to the Purchaser's will or the laws of intestate succession or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by the Purchaser in connection with the acquisition of the Shares.

                  (g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Commission under the Securities Act of 1933, as amended (the "Securities Act").

                  (h) Opinion of Counsel. If requested by the Company, Purchaser shall provide the Company an opinion of counsel in form and substance satisfactory to the Company, that (i) the proposed disposition does not require registration of such transferred Shares under the Securities Act or (ii) all appropriate action necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) has been taken.

                  (i) Non-Compliance. The Company shall not be required (i) to transfer on its books any Shares that have been sold or transferred in violation of the provisions of this

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Section 6 or (ii) to treat as the owner of such transferred Shares, or otherwise to accord voting or dividend rights to, any transferee to whom such Shares have been transferred in contravention of this Agreement.

                  (j)      Recapitalization.

                           (i)      In the event of any stock dividend, stock
split, recapitalization or other transaction affecting the Company's outstanding common stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Shares shall be immediately subject to the Company's First Refusal Right hereunder, but only to the extent the Shares are at a time covered by such right.

                           (ii)     In the event of a change of control of the
Company, the Company's First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Shares in consummation of such change of control, but only to the extent the Shares are at the time covered by such right.

         7. Investment Representations. In connection with purchase of the Shares, the Purchaser represents to the Company the following:

                  (a) The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser is purchasing the Shares for investment for the Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

                  (b) The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in view of the Securities and Exchange Commission ("Commission"), the statutory basis for such exemption may not be present if the Purchaser's representations meant that the Purchaser's present intention was to hold the Shares for a minimum capital gains period under applicable tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

                  (c) Purchaser is an executive officer of the Company or otherwise an Accredited Investor within the definition set forth in Rule 501(a) of the Securities Act. Purchaser has been given, at a reasonable time prior to the Closing, an opportunity to ask questions and receive answers concerning the terms and conditions of the investment in the Shares. Purchaser further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. Purchaser understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares

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unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

                  (d) Purchaser is a resident in the state set forth on the signature page below Purchaser's name.

                  (e) Purchaser has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser has been duly and validly authorized and no other proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement is a valid and binding agreement of Purchaser, enforceable against such Purchaser in accordance with its terms except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws. The execution and delivery of this Agreement does not and consummation of the transactions contemplated hereby, will not, result in or constitute (i) a default, breach or violation of any agreement or governing documents, as the case may be, to which Purchaser is a party or by which Purchaser may be bound, or (ii) a violation of any statute, rule, regulation, order, judgment or decree of any court, public body or authority, which violation would have a material adverse effect on Purchaser.

                  (f) Purchaser acknowledges that (i) its investment in the Shares is speculative and involves a high degree of risk, (ii) it has such knowledge and experience in financial and business matters as is necessary to enable it to evaluate the merits and risks of an investment in the Shares, and
(iii) it has no present need for liquidity in their investment in the Shares and are able to bear the risk of that investment for an indefinite period and to afford a complete loss thereof.

         8. Stock Certificate Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends:

                  (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                  (b) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                  (c) Any legend required by any applicable state securities laws.

9. Market Stand-Off Agreement.

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                  (a)      The Purchaser hereby agrees, if so requested by the
managing underwriters or the Company in connection with the initial public offering of the Company's Common Stock, that, without the prior written consent of such managing underwriters, the Purchaser will not offer, sell, contact to sell, grant any option to purchase, make any short sale or otherwise dispose of, assign any legal or beneficial interest in or make a distribution of any capital stock of the Company held by or on behalf of the Purchaser or beneficially owned by the Purchaser in accordance with the rules and regulations of the Securities and Exchange Commission for a period of up to one hundred eighty (180) days after the date of the final prospectus relating to the Company's initial public offering.

                  (b) In the event of any stock dividend, stock split, split, recapitalization, or other change affecting the Company's outstanding common stock effected without receipt of consideration, then any new, substituted, or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this Section 9, to the same extent the Shares are at such time covered by such provisions.

                  (c) In order to enforce the provisions of this Section 9, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

         10. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the Shares which may be made by the Company after the date of this Agreement.

         11. Tax Consequences. The Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents., The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income both (i) the difference between the fair market value of the Shares when the Company granted the Purchaser the right to purchase the Shares and the fair market value of the Shares on the date of this Agreement and (ii) the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the right of the Company to buy back the Shares pursuant to its repurchase option. In the event the Company has registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), "restriction" with respect to officers, directors and 10% stockholders also means the period after the purchase of the Shares during which such officers, directors and 10% stockholder could be subject to suit under
Section 16(b) of the Exchange Act. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Company's repurchase option or 16(b) period expires by filing an election under Section 83(b) of the Code with the IRS within thirty (30) days from the date of purchase. The form for making this election is attached as Exhibit A hereto.

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         THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE
RESPONSIBILITY AND NOT THE COMPANY'S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

         12.      General Provisions.

                  (a) This Agreement shall be governed by the laws of the Sate of New Jersey. This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Purchaser and may only be modified or amended in writing signed by both parties.

                  (b) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, first Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

                  (c) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company and any purported transfer otherwise shall be null and void.

                  (d) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a wavier of any such provision or provisions, nor prevent that that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

                  (e) The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

                  (f) PURCHASER ACKNOWLEDGES AND AGREES THAT THE LAPSING OF THE REPURCHASE OPTION PURSUANT TO SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN AT-WILL EMPLOYEE OF, OR SERVICE PROVIDER TO, THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE REPURCHASE OPTION SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR SERVICE PROVIDER FOR SUCH PERIOD, FOR ANY PERIOD OR AT ALL, AND SHALL NOT INTERFERE WITH THE COMPANY'S RIGHT TO TERMINATE PURCHASER'S EMPLOYMENT OR SERVICE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

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                  (g)      Purchaser has reviewed this Agreement in its
entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

BARRIER HEALTH TECHNOLOGIES INC.    PURCHASER(1)

a Delaware corporation

By: /s/ Geert Cauwenbergh                 By: /s/ Charles Nomides
    --------------------------------          ----------------------------------
        Name: Geert Cauwenbergh               Name: Charles Nomides
        Title: President

Address:                                  Address:

                  199 Grandview Road                   960 Camelot Road
                  Skillman, NJ  08558                  Furlong, PA 18925

--------
(1) I have received the I.R.C. Section 83(b) election that was attached hereto as Exhibit A. As set forth in Section 11, I understand that I, and not the Corporation, will be responsible for completing the form and filing the election with the appropriate office of the federal and state tax authorities and that if such filing is not completed within thirty (30) days after the date of this Agreement, I will forfeit the significant tax benefits of Section 83(b). I understand further that such filing should be made by registered or certified mail, return receipt requested, and that I must retain two (2) copies of the completed form for filing with my state and federal tax returns for the current tax year and an additional copy for my records.

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                                    EXHIBIT A

                             SECTION 83(b) ELECTION

This election is being made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulation Section 1.83-2.

         (1)      Name of taxpayer making election: Charles Nomides

                  Address: 960 Camelot Road
                           Furlong, PA  18925

                  Social Security Number: _________________________________

                  Tax Year for which election is being made: ______________

         (2) The property with respect to which the election is being made consists of 150,000 shares of common stock of Barrier Health Technologies Inc., a Delaware corporation (the "Common Stock").

         (3)      Date the property was transferred: February 20, 2002.

         (4) Forfeiture provision: The stock is subject to repurchase by the Company if the taxpayer ceases to be employed by the Company during the restriction period. The restriction period lapses according to the following schedule:

                  a. Twenty-five percent (25%) of the Shares shall be released from the Repurchase Option as of the date Purchaser commences employment with the Company.

                  b. One fortieth (1/40) of the Shares shall be released from the Repurchase Option on the last business day of each full calendar month during all of which the Purchaser was an employee of the Company, a consultant to the Company, a member of the Company's Board of Directors or an officer of the Company beginning six (6) months after Purchaser commences employment with the Company.

         (5) The fair market value at the time of the transfer of the stock (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $.001 per share.

         (6) The amount paid for the stock is $.001 per share ($150.00 aggregate consideration).

         (7)      A copy of this statement has been furnished to the Company.

         (8)      This statement is executed as of ___________, 2002.

_____________________________                     _____________________________
Taxpayer                                          Spouse (if applicable)